Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No(s). 333-220993, 333-223448, 333-231507, 333-235480, 333-246083, 333-255159, 333-264203, 333-268539, 333-272235, and 333-281588 on Form S-8, and in Registration Statement No(s). 333-236207, 333-237737, 333-252562, 333-262160, 333-268863, 333-273251, 333-275862, 333-278561, and 333-282811 on Form S-3, and Registration Statement No. 333-278489 on Form S-1 of our independent auditor’s report dated March 31, 2025, relating to the consolidated financial statements of Venus Concept Inc. and its subsidiaries (the “Company”) as at December 31, 2024 and 2023 and for each of the years in the two-year period ended December 31, 2024, as included in this Annual Report on Form 10-K of the Company for the year ended December 31, 2024, as filed with the Securities and Exchange Commission on March 31, 2025.

/s/ MNP LLP

Chartered Professional Accountants

Licensed Public Accountants

Mississauga, Canada

March 31, 2025